UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


           Proxy Statement pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant                      [ ]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Soliciting Material pursuant to ss.240.14a-12


                          United Industrial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

           (1) Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

           (2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

           (4) Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

           (5) Total fee paid:

               -----------------------------------------------------------------

[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number or the Form or Schedule and the date of its filing.

           (1) Amount previously paid: _____________________________________

           (2) Form, Schedule or Registration Statement No.: _______________

           (3) Filing party: _______________________________________________

           (4) Date filed: _________________________________________________

                         UNITED INDUSTRIAL CORPORATION



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                        JUNE 10, 2004
TO THE SHAREHOLDERS OF UNITED INDUSTRIAL CORPORATION:

           The Annual Meeting of Shareholders of United Industrial Corporation (the "Company") will be held at the Marriott Hunt Valley Inn located at 245 Shawan Road, Hunt Valley, Maryland on the 10th day of June, at 9:00 a.m., for the following purposes:

           1. To consider and act upon a proposal to amend Company's Restated Certificate of Incorporation (the "Charter") to declassify the Board of Directors so that all directors are elected annually.

           2. To consider and act upon a proposal to amend the Company's Bylaws (the "Bylaws") to eliminate the supermajority shareholder approval requirement to change the number of directors and to allow the Board of Directors to fix the number of directors (subject to the Charter, which sets the size of the Board between five and twenty).

           3. To consider and act upon a proposal to amend the Charter to eliminate Article Twelfth thereof, which provides for supermajority shareholder approval for certain transactions by the Company with certain related persons.

           4. To consider and act upon a proposal to amend the Charter to change the Company's name to AAI Corporation.

           5. To consider and act upon a proposal to amend the Charter to create an authorized class of 1,000,000 shares of Preferred Stock available for future issuance in series with terms and preferences designated by the Board of Directors.

           6. To consider and act upon a proposal to amend the Charter to eliminate cumulative voting in the election of directors.

           7. To consider and act upon a proposal to adopt the Company's 2004 Stock Option Plan.

           8. To elect two directors to serve until the Annual Meeting of Shareholders in 2007 (or the Annual Meeting of Shareholders in 2005 if Proposal 1 is approved).

           9. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for 2004.

           10. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Only shareholders of record at the close of business on April 15, 2004, will be entitled to receive notice of, and vote at, this meeting. See the "Other Matters" section of the accompanying proxy statement as to the place where the list of shareholders may be examined.

           EACH SHAREHOLDER IS CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors
                                                      Robert W. Worthing
Dated: [April 29], 2004                               Secretary

                                TABLE OF CONTENTS

Voting Securities.................................................................................1

Principal Shareholders............................................................................3

Security Ownership of Management..................................................................4

Proposals I, II, III, IV, V and VI:  Amendments to the Company's Charter and Bylaws...............5

           Proposal I - Declassify the Board of Directors.........................................5

           Proposal II - Number of Directors......................................................7

           Proposal III - Elimination of Article Twelfth..........................................8

           Proposal IV - Name Change..............................................................9

           Proposal V - Creation of a Class of Preferred Stock....................................9

           Proposal VI - Elimination of Cumulative Voting........................................10

           Voting Requirements...................................................................10

           Effectiveness of the Charter Amendments...............................................11

           Effectiveness of the Bylaw Amendments.................................................11

Proposal VII:  Adoption of the Company's 2004 Stock Option Plan..................................12

Proposal VIII:  Election of Directors............................................................18

Proposal IX:  Ratification of Appointment of Auditors............................................34

Section 16(a) Beneficial Ownership Reporting Compliance..........................................36

Performance Graph................................................................................36

Other Matters....................................................................................37



Appendix A:  Forms of Charter Amendments

Appendix B:  Form of Bylaw Amendments

Appendix C:  2004 Stock Option Plan

Appendix D:  Director Independence Standards

Appendix E:  Audit Committee Charter

                          UNITED INDUSTRIAL CORPORATION

                                 PROXY STATEMENT

           This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Industrial Corporation (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hunt Valley Inn located at 245 Shawan Road, Hunt Valley, Maryland on June 10, 2004, at 10:00 a.m.

                                VOTING SECURITIES

           Holders of shares of common stock of the Company of record at the close of business on April 15, 2004 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. The common stock is entitled to one vote per share. The number of shares of common stock outstanding as of April 15, 2004 and entitled to vote is [13,055,018] shares.

           A majority of the outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

           Approval of the proposals to declassify the Board of Directors so that all directors are elected annually, to eliminate the supermajority shareholder approval requirement for making a change in the number of directors and to eliminate the supermajority shareholder approval requirement for certain transactions by the Company with certain related persons each requires the affirmative vote of the holders of 80% of the outstanding shares of common stock.

           Approval of the proposals to change the name of the Company, to create a class of preferred stock and to eliminate cumulative voting in the election of directors each requires the affirmative vote of holders of a majority of the outstanding shares of common stock.

           Approval of the adoption of the 2004 Stock Option Plan requires the affirmative vote of a majority of the votes duly cast by the holders of common stock, provided that the total votes cast is at least equal to a majority of the outstanding shares.

           A plurality of the votes duly cast is required for the election of directors. Shareholders have cumulative voting rights with respect to the election of directors. This means that each shareholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A shareholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed proxy. Unless authority to vote for any one or more of the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to cumulatively vote the proxies in such manner as will elect as directors as many of the persons who have been nominated by the Board of Directors as possible. If you withhold your vote for an individual nominee, all of your cumulative votes will be voted for the other nominee.

           Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of the votes duly cast by the holders of common stock.

           Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

           In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation (the "Charter") and Bylaws (the "Bylaws"): (a) with respect to the Charter and Bylaw amendments, abstentions and broker non-votes have the same effect as a vote against such proposals, and (b) with respect the adoption of the 2004 Stock Option Plan, the election of directors, the ratification of the Company's independent auditors and the adoption of all other proposals that may properly come before the Annual Meeting, abstentions and broker non-votes are not deemed "votes cast" and, accordingly, do not have the effect of votes in opposition, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

           All shares represented by the accompanying proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. As to any matters which may come before the meeting other than those specified in the Notice of Annual Meeting and this proxy statement, the proxy holders named in the accompanying proxy card will be entitled to exercise discretionary authority.

           When a properly executed proxy is received prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof. Shareholders who execute proxies may revoke them at any time before they are voted by either giving written notice of such revocation to the Secretary of the Company or by attending the meeting and voting in person.

           The complete mailing address of the Company's principal executive offices is 124 Industry Lane, Hunt Valley, Maryland 21030. The approximate date on which this proxy statement and the form of proxy were first sent or given to shareholders of the Company was [April 29], 2004. The Annual Report of the Company for the year ended December 31, 2003, including audited financial statements, has been sent to each shareholder of record as of April 15, 2004.

                             PRINCIPAL SHAREHOLDERS

           As of April 15, 2004, more than 5% of the outstanding shares of common stock was beneficially owned by each of the persons named in the following table:

   NAME AND ADDRESS OF BENEFICIAL OWNER              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP       PERCENT OF CLASS
   ------------------------------------              -----------------------------------------       ----------------
Artisan Partners Limited Partnership                                 706,000(1)                            [5.4]%
Artisan Investment Corporation
Andrew A. Ziegler
Carlene Murphy Ziegler
875 East Wisconsin Avenue
Suite 800
Milwaukee, Wisconsin 53202

Kennedy Capital Management, Inc.                                    1,425,300(2)                          [10.9]%
10829 Olive Boulevard
St. Louis, Missouri 63141

Steel Partners II, L.P.                                             1,582,050(3)                          [12.1]%
590 Madison Avenue
32nd Floor
New York, New York 10022



---------------
(1) The information as to Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler (collectively, "Artisan") is as of December 31, 2003, and is based upon information furnished to the Company by Artisan in a Schedule 13G. Artisan has sole voting and sole dispositive power as to 0 shares of common stock and shared voting and shared dispositive power as to 706,000 shares of common stock.

(2) The information as to Kennedy Capital Management, Inc. ("Kennedy") is as of December 31, 2003, and is based upon information furnished to the Company by Kennedy in a Schedule 13G. Kennedy, a registered investment advisor, has sole voting power as to 1,380,900 shares of common stock and sole dispositive power as to 1,425,300 shares.

(3) The information as to Steel Partners II, L.P. ("Steel") is based upon information furnished to the Company by Steel in a Schedule 13D.

                        SECURITY OWNERSHIP OF MANAGEMENT

           The following table sets forth, as of April 15, 2004, the number of shares of our common stock beneficially owned by each of our directors, each nominee for director, each executive officer named in the summary compensation table below, and by all of our directors and executive officers as a group. Except as otherwise indicated all shares are owned directly.

                                                               AMOUNT AND NATURE OF
NAME OF GROUP                                               BENEFICIAL OWNERSHIP (1)(2)         PERCENT OF CLASS
-------------                                               ---------------------------         ----------------
Thomas A. Corcoran........................................            10,000                            *
Richard R. Erkeneff.......................................           345,000                           [2.64]%
Glen M. Kassan............................................            15,000                            *
Warren G. Lichtenstein....................................         1,597,051(3)                       [12.22]%
Robert F. Mehmel..........................................            10,000                            *
General Richard I. Neal (Retired).........................
Joseph S. Schneider.......................................            35,000                            *
James H. Perry............................................          [111,565]                           *
Frederick M. Strader......................................          [126,667]                           *
Robert W. Worthing........................................          [108,757](4)                        *
Susan Fein Zawel..........................................          [346,183](5)                       [2.65]%
All directors and executive officers                              [2,359,040]                         [17.56]%
     as a group, consisting of 9 persons..................

---------------
*  Less than 1%.

(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers and includes units in the Company's 401(k) plan, which consist of shares of common stock and cash.

(2) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Corcoran, 10,000 shares; Mr. Kassan, 15,000 shares; Mr. Lichtenstein, 15,000 shares; Mr. Mehmel, 10,000 shares; Mr. Schneider, 30,000 shares; Mr. Perry, 96,667 shares; Mr. Strader, 106,667 shares; Mr. Worthing, 93,667 shares; and all directors and executive officers as a group, 377,001 shares.

(3) All of such shares are owned by Steel (other than Mr. Lichtenstein's stock options). Mr. Lichtenstein is the Chairman of the Board, Secretary and Managing Member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares owned by Steel, except to the extent of his pecuniary interest therein.

(4) Does not include 500 shares of common stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(5) Includes 11,440 shares of common stock owned by Ms. Fein Zawel's spouse, 4,772 shares of common stock owned by Ms. Fein Zawel jointly with her spouse, and 32,634 shares of common stock held in trust for her minor children.

         PROPOSALS I, II, III, IV, V AND VI: AMENDMENTS TO THE COMPANY'S
                               CHARTER AND BYLAWS

           At a meeting of the Nominating and Corporate Governance Committee (the "Nominating Committee") on April 8, 2004, the Nominating Committee recommended to the Board of Directors of the Company the following amendments to the Company's Charter:

           (1) Eliminating the classified structure of the Board of Directors so that all directors are elected annually;

           (2) Deleting Article Twelfth in its entirety in order to eliminate the supermajority shareholder voting requirement with respect to certain transactions between the Company and certain related persons;

           (3)       Changing the name of the Company to AAI Corporation;

           (4) Creating an authorized class of 1,000,000 shares of preferred stock available for future issuance in series with terms and preferences designated by the Board of Directors; and

           (5)       Eliminating cumulative voting in the election of directors.

           At its meeting on April 8, 2004, the Nominating and Corporate Governance Committee also recommended to the Board of Directors that the Company's Bylaws be amended to authorize the Board of Directors to increase or decrease the number of directors and to set the number of directors by resolution (subject to the provision of the Charter which sets the size of the Board between five and twenty) and eliminate the 80% shareholder voting requirement associated with changes to this Bylaw provision.

           At a meeting of the Board of Directors on April 8, 2004, the Board of Directors approved a resolution to make the foregoing amendments to the Company's Charter and Bylaws. The form of the proposed amendments to the Charter and Bylaws are set forth in Appendix A and Appendix B, respectively, to this proxy statement.

PROPOSAL I - DECLASSIFY THE BOARD OF DIRECTORS

           Article Fourth, paragraph C of the Company's Charter provides that the Board of Directors be divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms. To implement an annual election of all directors, the Company's Charter must be amended.

           Article Fourth, paragraph C of the Charter also includes a provision that the vote of the holders of 80% of the outstanding shares of the Company is required to amend, alter, or repeal paragraph C. This supermajority voting requirement was designed to protect the classified Board structure.

           The Board of Directors believes that annual elections of directors will give the shareholders of the Company a greater opportunity to evaluate the performance of the Company's directors by allowing them to vote on each director annually rather than once every three years.

           Proponents of classified boards of directors believe that they help maintain continuity of experience and, as a result, may assist a company in long-term strategic planning. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm's-length discussions with management and the board, who may be in a position to negotiate a higher price on more favorable terms for shareholders or to seek to prevent a takeover that the board believes is not in the best interests of shareholders.

           However, because classified board structures do not permit annual shareholder election of directors, these structures have recently been subject to criticism from a corporate governance perspective. Opponents of classified boards of directors believe that they limit the ability of shareholders to elect directors and exercise influence over a company and may discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value. The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A non-classified board of directors enables shareholders to hold all directors accountable on an annual basis, rather than over a three-year period. In light of these views, a number of major corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually.

           The Board of Directors considered the advantages and disadvantages of the classified board structure, and in reaching its determination to propose the declassification of the Board of Directors, it concluded that the benefits of a classified board structure were outweighed by the following considerations:

           o The Board's belief that providing the Company's shareholders with the opportunity annually to register their views on the collective performance of the Board of Directors and on each director individually will further the Company's goal of ensuring that its corporate governance policies conform to current best practices and maximize accountability to shareholders; and

           o The Board's belief that, because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership should not be materially affected by the declassification of the Board of Directors.

           Under the Delaware General Corporation Law (the "DGCL"), directors of companies that have a classified board of directors may be removed only for cause unless the certificate of incorporation provides otherwise. However, directors of companies that do not have a classified board may be removed with or without cause by a majority vote of the shareholders at any annual or special meeting of shareholders. Accordingly, if the proposed amendment to the Charter to declassify the Board of Directors is approved, the Company's shareholders would be able to remove any or all directors without cause at any shareholders meeting after the Annual Meeting. Under the Company's Bylaws, special meetings of shareholders can be called only by a majority of the entire Board of Directors or by shareholders holding together at least 20 percent of all shares of the Company entitled to vote at a meeting.

           If the shareholders approve this proposal, each of the two directors who are elected this year will be elected for a one-year term that will expire next year at the 2005 Annual Meeting of Shareholders. In addition, if this proposal is adopted, any director subsequently appointed by the Board of Directors as a result of a newly-created directorship or to fill a vacancy on the Board of Directors would hold office only until the next annual meeting. The incumbent directors of the Company will continue in office until the expiration of their current three-year terms as set forth under Proposal VIII below. In addition, because the supermajority voting requirement would no longer be necessary to protect the classified Board structure, the proposal would delete such supermajority voting requirement in this provision of the Charter.

PROPOSAL II - NUMBER OF DIRECTORS

           Section 2 of Article III of the Company's Bylaws sets the number of directors of the Company at six. In order for the Company to increase or decrease this number, Section 2 of Article III and Article XIII provide any change must be approved by the affirmative vote of 80% of the outstanding stock of the Company. This restrictive provision is not a typical charter or bylaw provision for publicly-traded companies such as the Company and limits the Board of Directors' ability to evenly distribute board and committee responsibilities among its members. By eliminating the 80% shareholder voting requirement in
Article III, Section 2 and Article XIII, further amendments to this provision of the Bylaws could be adopted by the Board of Directors or by a majority vote of the shareholders of the Company.

           The recently adopted New York Stock Exchange ("NYSE") Corporate Governance Rules that will be effective for the Company as of the date of the Annual Meeting (the "New NYSE Governance Rules") require that a majority of a listed company's directors be independent. Listed companies must also have an audit, compensation and nominating committee. Under the New NYSE Governance Rules and Rule 10A-3 under the Securities and Exchange Act of 1934 (the "Exchange Act"), the audit committee must consist of at least three independent directors. The New NYSE Governance Rules further require that the compensation committee and nominating committee must each be composed entirely of independent directors. The charters of each of the Company's Audit Committee, Compensation and Stock Option Committee (the "Compensation Committee") and Nominating Committee require such committees to consist of at least three independent directors. If all of the directors nominated for election in Proposal VIII of this proxy statement are elected by the shareholders of the Company, there will be [five] directors who meet the independence requirements of the New NYSE Governance Rules, and it will be necessary for these directors to serve on the various committees in order to satisfy both the Exchange Act and the New NYSE Governance Rules independence requirements. As a result of the New NYSE Governance Rules, the Exchange Act and the committee charters, a limited number of independent directors are being called upon to fulfill an increasing amount of board and committee responsibilities.

           Subject to shareholder approval of this proposal, the Board of Directors anticipates that it will increase the number of members of the Board of Directors to seven. The Board of Directors believes that it is most common for a board of directors to consist of an odd number of directors. This odd number structure has been employed by many corporations to, among other things, avoid board deadlocks. The Board of Directors believes that seven directors is a number that is appropriate for a corporation of the Company's size. In addition, the Board of Directors feels that this increased number will permit the Company to benefit from the experience and insight of a greater number of individuals. The Board of Directors has not identified a candidate to fill a seventh position on the Board of Directors; therefore, the number of directors will remain at six until such time as the Board of Directors identifies such a candidate. At that time, the Board of Directors will adopt a resolution increasing the number of directors to seven.

PROPOSAL III - ELIMINATION OF ARTICLE TWELFTH

           Article Twelfth of the Charter requires the affirmative vote of 80% of the outstanding shares of the Company in order for the Company to engage in any of the following:

           (1) merger or consolidation of the Company or any subsidiary of the Company with or into a Related Person or any subsidiary of a Related Person;

           (2) sale to a Related Person or a subsidiary of a Related Person of all or substantially all of the assets of the Company or any subsidiary of the Company or any portion of such assets having a fair market value at the time of the proposed transaction equal to or greater than 50% of the then fair market value of the total assets of the Company or such subsidiary; or

           (3) issuance of any voting securities of the Company or any subsidiary of the Company having a fair market value at the time of such issuance of $1,000,000 or more in exchange or payment for securities, property or other assets of any Related Person.

           A Related Person means a person who or which, either alone or together with his or its affiliates and associates is, as of the date one of the foregoing transactions is approved by the Board of Directors of the Company or its subsidiary, the beneficial owner of 5% of more of the outstanding securities of the Company entitled to vote for the election of directors (excluding any corporation a majority of the outstanding voting securities of which is, at the time, owned by the Company or any one or more of its subsidiaries). By eliminating Article Twelfth of the Charter, the Company would be able to engage in the above-referenced transactions with a Related Person without obtaining an 80% shareholder vote.

           Although the Company does not currently intend to engage in any of the actions governed by the supermajority provisions of Article Twelfth, the Board of Directors believes that this provision is not necessary and not a standard charter provision for corporations similarly situated with the Company. As with the classified board structure discussed above under Proposal I, provisions such as Article Twelfth have been criticized for discouraging takeover proposals that could increase shareholder value. In addition, the Board of Directors believes that it would provide the Company with greater flexibility if it were to participate in these actions if the Board of Directors determined them to be in the best interests of the Company and its shareholders.

PROPOSAL IV - NAME CHANGE

           The Company's defense segment, which is operated through its wholly-owned subsidiary AAI Corporation ("AAI"), constitutes the Company's largest business segment. Over the past several years, the Company has taken several steps to eliminate its energy and transportation operations.

           The Board of Directors believes that the Company should change its name to reflect its concentration on its defense business and is proposing that the name of the Company be changed to AAI Corporation. In addition, the Board of Directors believes that this change will work to align the Company's investor and customer communities with a single name.

           At this time, the Board of Directors would like to reserve the right to effect the name change at a time, in its discretion, it deems most appropriate. Therefore, the Board of Directors is presenting this proposal in this proxy statement for the consideration and vote of the shareholders.

PROPOSAL V - CREATION OF A CLASS OF PREFERRED STOCK

           The Board of Directors believes it is advisable and in the Company's and its shareholders' best interest to provide for the Company's future capital needs by creating and authorizing 1,000,000 shares of preferred stock. The Company's Charter does not provide for the issuance of preferred stock.

           Under the DGCL, if this proposal is approved by the shareholders, the Board of Directors will have the authority to issue one or more series of preferred stock with such voting rights, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the Board of Directors may determine for each series issued from time to time. The proposed Charter amendment would not permit preferred stock to be issued in connection with a shareholders' rights plan, commonly referred to as a "poison pill." As such, the preferred stock would be available for issuance without further action by the Company's shareholders, except as may be required by the DGCL or pursuant to the requirements of the NYSE (or other exchange system upon which the Company's securities are then trading) or in connection with a shareholders' rights plan.

           The Board of Directors believes that the creation of preferred stock is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of the preferred stock would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital raising transactions and for other corporate purposes.

           The Board of Directors' ability to designate and issue a series of preferred stock would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

           The Company does not view the authorization of the preferred stock as part of any "anti-takeover" strategy, and the authorization is limited so as not to permit the issuance of preferred stock in connection with a shareholders' rights plan. However, the issuance of shares of preferred stock could dilute or impair the voting power of the Company's common stock.

           The Company would likely issue preferred stock without first offering it to holders of the Company's common stock, as the holders of the common stock have no preemptive rights. The actual effect of the issuance of any shares of preferred stock upon the rights of the holders of the common stock cannot be stated until the Board of Directors determines the specific rights and preferences of the holders of any such series of preferred stock. However, the effects could include, among other things, granting superior dividend rights to, or restricting dividends on, the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, all without further action by the Company's shareholders.

           The Company does not currently have any commitments, agreements or undertakings to designate and issue any such shares of preferred stock.

PROPOSAL VI - ELIMINATION OF CUMULATIVE VOTING.

           Article Fourth, paragraph A of the Charter provides cumulative voting rights to shareholders in the election of directors. This means that each shareholder is entitled to the same number of votes per share as the number of directors to be elected at a shareholders' meeting and to cast that number of votes for one nominee or allocate the votes among the nominees in any manner such shareholder desires.

           The Board of Directors does not consider cumulative voting to be in the best interests of the Company or its shareholders. For a Board of Directors to work effectively for all shareholders, each director should feel a responsibility to the shareholders as a whole and not to any special group of minority shareholders. Minority shareholders voting cumulatively could result in a relatively small number of shares being responsible for the election of one or more directors, whose loyalty would be primarily to the minority group responsible for the election of such director or directors, rather than to the Company and all of its shareholders. If Proposal VI is approved, no director will be able to be elected by a special interest group of minority shareholders.

           The proposed amendment to eliminate cumulative voting in the election of directors may render more difficult the representation of minority shareholders on the Board of Directors and have the effect of entrenching existing management. The proposed amendment will indirectly eliminate the ability of a minority shareholder to attain representation on the Board of Directors. This proposal is not in response to any current effort by a shareholder or a group of shareholders to remove any director or otherwise gain representation for any special interest on the Board of Directors.

VOTING REQUIREMENTS

           The Board of Directors recommends that the accompanying proxy be voted in favor of each of the proposed amendments to the Charter and Bylaws.

           Each of the amendments to the Charter and Bylaws is a separate proposal and is independent from the other proposed amendments. Therefore, if the Company receives sufficient votes to approve less than all of the proposed amendments to the Charter and Bylaws, only those amendments to the Charter and Bylaws will be made. However, the failure to obtain sufficient votes to approve one amendment will not defeat the other amendments to the extent sufficient votes are cast in their favor.

           In order to declassify the Board of Directors and to eliminate the supermajority voting requirements with respect to the transactions set forth in Article Twelfth of the Charter, the Company must obtain the affirmative vote of at least 80% of the outstanding shares as of the record date with respect to each such proposed Charter amendment.

           The affirmative vote of at least 80% of the outstanding shares as of the record date is required with respect to the proposed amendments to the Bylaws.

           The affirmative vote of a majority of the outstanding shares as of the record date is required for approval of the proposed amendments to the Charter to change the name of the Company, to create a class of preferred stock and to eliminate cumulative voting in the election of directors.

EFFECTIVENESS OF THE CHARTER AMENDMENTS

           Subject to the approval of the shareholders, the Charter will be amended or amended and restated to give effect to those amendments approved by the shareholders at the Annual Meeting. The amendment or amendment and restatement of the Charter will be effective at such time as the Company files a Certificate of Amendment or Restated Certificate of Incorporation, as the case may be, with the Secretary of State of Delaware. It is expected that such filing with respect to all amendments other than the name change amendment will take place on or shortly after the date of the Annual Meeting. The exact timing of each of the amendments, including the name change amendment, will be determined by the Board of Directors based upon its evaluation as to when such actions will be most advantageous to the Company and its shareholders.

           With respect to the name change amendment, the Company anticipates that it will wait until such time as the Board of Directors determines it is appropriate for the Company's name to signal the Company's primary focus as being its defense systems business. At an appropriate time, the Company will file a Certificate of Amendment to give effect to the name change, assuming the shareholders approve the name change amendment.

           The Board of Directors reserves the right to delay the filing of each of the proposed amendments for as long as such delay is necessary or appropriate in the opinion of the Board of Directors. In addition, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with any or all of the amendments if the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its shareholders.

EFFECTIVENESS OF THE BYLAW AMENDMENTS

           If approved by the shareholders, the amendments to the Bylaws will be effective on the date of the Annual Meeting.

         PROPOSAL VII: ADOPTION OF THE COMPANY'S 2004 STOCK OPTION PLAN

GENERAL

           On March 10, 2004, the Company's 1994 Stock Option Plan expired in accordance with the terms thereof. On March 31, 2004, the Company's Compensation Committee recommended the adoption of the Company's 2004 Stock Option Plan, the full text of which is included in Appendix C of this proxy statement. On April 8, 2004, the Company's Board of Directors approved the 2004 Stock Option Plan, subject to shareholder approval. The 2004 Stock Option Plan is substantially the same as the 1994 Stock Option Plan. Certain amended provisions are that (i) the expiration date of the 2004 Stock Option Plan is April 8, 2014, (ii) the number of shares of the Company's common stock available for issuance pursuant to awards thereunder is 600,000, (iii) options are not exercisable after five years from the date of grant, and (iv) the Compensation Committee has been given the authority to allow the cashless exercise of options.

           Like the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"), the purpose of the 2004 Stock Option Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in these employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries.

           Under the 2004 Stock Option Plan, the Company may grant Options with respect to an aggregate of up to 600,000 shares of common stock, with no individual optionee to receive in excess of 600,000 shares of common stock upon exercise of options granted under the 2004 Stock Option Plan. Options granted pursuant to the 2004 Stock Option Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of common stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

           The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. The Board of Directors believes that the adoption of the 2004 Stock Option Plan is necessary because of the need to continue to make awards of stock options to attract and retain key employees. No options have been granted pursuant to the 2004 Stock Option Plan.

SUMMARY OF THE 2004 STOCK OPTION PLAN

         Administration. The 2004 Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. The members of the Compensation Committee are Thomas A. Corcoran, Warren G. Lichtenstein and Robert F. Mehmel. Any or all powers and functions of the Compensation Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee").

(References in this discussion to the "Committee" include the Compensation Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the 2004 Stock Option Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

         Eligibility. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

         Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.

         The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the common stock on the date the option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the common stock on the date the ISO is granted.

         Under the 2004 Stock Option Plan, fair market value per share means:

                     (1) if the shares are listed on a national securities exchange or reported on the Nasdaq Stock Market ("Nasdaq"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

                     (2) if the shares are not listed on a national securities exchange or reported on Nasdaq but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

           Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide or if the Committee permits, with other shares of common stock, options to acquire common stock (pursuant to a cashless exercise provision) or an executed promissory note on such terms and conditions as the Committee shall determine.

           Options granted under the 2004 Stock Option Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted, but not beyond five years from the date of the grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

           In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the 2004 Stock Option Plan.

           In the event of retirement, termination of employment by the Company with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

           Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

           In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a "change in control," each option outstanding under the 2004 Stock Option Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefore.

           Effect of Change in Common Stock. In the event of any change in the common stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

           Amendment or Termination. The Board of Directors of the Company may at any time amend or terminate the 2004 Stock Option Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's shareholders, no amendment or change may be made (a) increasing the total number of shares of common stock reserved for options under the 2004 Stock Option Plan (other than an increase resulting from an adjustment) or changing the maximum number of shares to which grants may be made to any employee, (b) reducing the exercise price of any ISO, (c) modifying the provisions of the 2004 Stock Option Plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the 2004 Stock Option Plan.

Equity Compensation Plan Information
(as of December 31, 2003)

                                                                                                         NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR FUTURE
                                         NUMBER OF SECURITIES TO BE                                     ISSUANCE UNDER EQUITY
                                          ISSUED UPON EXERCISE OF    WEIGHTED AVERAGE EXERCISE      COMPENSATION PLANS (EXCLUDING
                                            OUTSTANDING OPTIONS,    PRICE OF OUTSTANDING OPTIONS,       SECURITIES REFLECTED
          PLAN CATEGORY                     WARRANTS AND RIGHTS         WARRANTS AND RIGHTS                   IN COLUMN A)
-------------------------------------- ---------------------------- ----------------------------- ---------------------------------
                                                    (A)                         (B)                             (C)
-------------------------------------- ---------------------------- ----------------------------- ---------------------------------
Equity compensation plans approved by
security holders                                   1,109,300                     12.94                         263,517
-------------------------------------- ---------------------------- ----------------------------- ---------------------------------


           The Company has no equity compensation plans not approved by security holders.

           Certain Federal Income Tax Consequences. The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

           Incentive Stock Options

           ISOs granted under the 2004 Stock Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

           Under the Code, the grantee of an ISO generally is not subject to federal income tax upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal alternative minimum tax, which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company or any subsidiary or parent corporation of the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NQSO and will be subject to the rules set forth below under the caption "Non-Qualified Options." Further, if after exercising an ISO, an employee disposes of the shares of common stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of common stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares of common stock over the exercise price. Assuming the applicable holding period requirement is satisfied, the capital gain or loss will be long-term capital gain or loss. If, however, an employee does not hold the shares of common stock so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance, if any, will be long-term or short-term capital gain depending on the employee's holding period (which begins on the date of exercise of the underlying options). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code

(were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

           An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the employee would not recognize gain or loss with respect to such previously acquired shares.

           A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the amount included in ordinary income by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

           Non-Qualified Options

           An NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives an NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of an NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price.

           Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of an NQSO (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to
Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of common stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of common stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, at which time the optionee would recognize ordinary taxable income equal to the excess, at such time, of the fair market value of such shares of common stock over their exercise price.

           The ordinary income recognized with respect to the transfer of shares of common stock upon exercise of an NQSO under the 2004 Stock Option Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of common stock from those that would otherwise be issuable to the individual or by tendering other shares of common stock owned by the individual. The withheld shares of common stock and other tendered shares will be valued at their fair market value as of the date that the tax obligation arises.

           An individual's tax basis in the shares of common stock received on exercise of an NQSO will be equal to the exercise price, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of common stock. The holding period for such shares would begin just after the transfer of shares of common stock or, in the case of any officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who, as discussed above, has a Deferral Period, and who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes generally will be allowed to the Company in an amount equal to the amount included in ordinary income by the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the limitations of Sections 28OG and 162(m) of the Code do not apply.

           If an individual exercises an NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of common stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of an NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

           Change in Control. As described above, upon a "change in control" of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the 2004 Stock Option Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

           Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid (in any form, including compensation treated as paid through the 2004 Stock Option Plan) to certain executive officers in excess of

$1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). One exception to this limit on deductibility applies to certain performance based compensation, provided that such compensation has been approved by shareholders in a separate vote (such as pursuant to this proxy statement) and certain other requirements are met. If the 2004 Stock Option Plan is approved as amended by the shareholders pursuant to this proxy statement, the Company believes that options granted under the amended 2004 Stock Option Plan, at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code), should qualify for this exception.

VOTING REQUIREMENT

           The Board of Directors recommends that the accompanying proxy be voted in favor of the adoption of the 2004 Stock Option Plan. The affirmative vote of at least a majority of the votes cast is required for approval, provided that the total votes cast is at least equal to a majority of the outstanding shares.

EFFECTIVENESS OF THE 2004 STOCK OPTION PLAN


           If the 2004 Stock Option Plan is approved by the Company's shareholders, it will be effective as of April 8, 2004, the date on which the Board of Directors approved the 2004 Stock Option Plan. If the proposed 2004 Stock Option Plan is not approved, the 2004 Stock Option Plan adopted by the Board will not take effect.

                      PROPOSAL VIII: ELECTION OF DIRECTORS

           Two directors are to be elected at the Annual Meeting. If the shareholders approve Proposal I to de-stagger the terms of the Board of Directors, these directors will hold office until the Annual Meeting in 2005 and until their successors are elected and qualified. If the shareholders do not approve Proposal I, such directors will hold office until the Annual Meeting in 2007 and until their successors are elected and qualified.

           The nominees unanimously recommended by the Board of Directors of the Company are Warren G. Lichtenstein and General Richard I. Neal (Retired), each of whom has consented to be so named in this proxy statement and to serve as a director if elected. Mr. Lichtenstein currently serves as a director and the Chairman of the Company. General Neal is not currently a director of the Company.

           Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that the persons named in the proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election.

           The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 2004. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

             NAME                  AGE                                 PRINCIPAL OCCUPATION                        BECAME DIRECTOR
             ----                  ---                                 --------------------                        ---------------
                           NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS
                                           IN 2007 (OR 2005 IF PROPOSAL I IS APPROVED)

Warren G. Lichtenstein              38     Chairman of the Board, Secretary and Managing Member of Steel Partners,       2001
                                           L.L.C., the general partner of Steel (since January 1996); Chairman and a director of Steel Partners, Ltd. ("Old Ltd."), the general partner of Steel
                                           Partners Associates, L.P., which was the general partner of Steel (from
                                           1993 to December 1995); acquisition/risk arbitrage analyst at Ballantrae
                                           Partners, L.P., a private investment partnership formed to invest in risk arbitrage, special situations and undervalued companies (from 1988 to
                                           1990); director (since 1994) Chairman of the Board (since 1995) and Chief
                                           Executive Officer (since 1995) of Gateway Industries, Inc., a provider of database development and Web site design and development services; director of WebFinancial Corporation ("WebFinancial"), a consumer and commercial lender (since 1996), Chairman of the Board and Chief Executive Officer
                                           (since 1997) and  President  (December 1997 to November 2003); director and the President and Chief Executive Officer of Steel Partners, Ltd. ("New
                                           Ltd."), a management and advisory company that provides management services to Steel and other affiliates of Steel (since June 1999) and its Secretary and Treasurer (from May 2001 to December 2003); President of Steel Partners
                                           Services, Ltd. ("SPS"), a management and advisory company (from October
                                           1999 to March 2002); SPS provided management services to Steel and other affiliates of Steel until March 2002, when New Ltd. acquired the rights to provide certain management services from SPS; Chairman of the Board of
                                           Caribbean Fertilizer Group Ltd. ("Caribbean Fertilizer"), a private company engaged in the production of agricultural products in Puerto Rico and
                                           Jamaica (since June 2000); Chairman of the Board (since January 2002), director (from 1993 to 1997 and since January 2002) and Chief Executive
                                           Officer and Chairman of the Board (since February 2002) of SL Industries,
                                           Inc., a designer and manufacturer of power electronics; director of Layne


                                       19

                                           Christensen Company, a provider of products and services for the water, mineral and construction markets  (since January 2004).

General Richard I. Neal (Retired)  [ ]     [Senior Mentor for the U.S. Marine Corps' Marine Air Ground Task Force
                                           Staff Training Program (since 2000); Chief Executive Officer of __________
                                           and __________, both of which companies act as licensing agents on behalf of patent owners for products sold in the United States (since 2000);
                                           consultant to several defense-related and technology companies (since
                                           2000); Chief Integration Officer for __________, a venture capital company
                                           (from 1998 to 2000); Assistant Commandant of the U.S. Marine Corps (from
                                           1996 to 1998); Deputy Commander in Chief and Chief of Staff, United States
                                           Central Command (from 1994 to 1996); Commanding General, 2nd Marine
                                           Division (from 1993 to 1994)]

                               INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 2005

Richard R. Erkeneff                 67     Former President and Chief Executive Officer of the Company and AAI           1995
                                           (retired as of August 1, 2003); Senior Vice President of the Aerospace
                                           Group at McDonnell Douglas Corporation, an aerospace firm (January to
                                           November 1993); President (March 1992 to October 1992) and Executive Vice
                                           President (1988 to 1992) of McDonnell Douglas Electronics Systems Company;
                                           and director of Global Crossing Limited (since December 2003).

Glen M. Kassan                      60     Executive Vice President of New Ltd. (since March 2002); Executive Vice       2002
                                           President of SPS (from June 2001 to March 2002) and Vice President (from
                                           October 1999 to May 2001); Vice Chairman of the Board of Directors of
                                           Caribbean Fertilizer (since June 2000); Vice President, Chief Financial
                                           Officer and Secretary of WebFinancial (since June 2000); Chairman and Chief
                                           Executive officer (from 1997 to 1998) of Long Term Care Services, Inc., a privately owned healthcare services company which Mr. Kassan co-founded in
                                           1994 and initially served as Vice Chairman and Chief Financial Officer;
                                           director (since January 2002) and President (since February 2002) of SL
                                           Industries, Inc.


                                       20

                               INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 2006

Thomas A. Corcoran                  59     President of Corcoran Enterprises, LLC, a management consulting firm (since   2003
                                           January 2001); Chief Executive Officer of Gemini Air Cargo, Inc., a global air cargo company (January 2001 to March 2003); President and Chief
                                           Executive Officer of Allegheny Technologies Incorporated, a specialty materials producer (September 1999 to December 2000); President and Chief
                                           Executive Officer of the Space and Strategic Missiles sector of Lockheed
                                           Martin Corporation, an advanced technology company (September 1998 to
                                           September 1999); President and Chief Operating Officer of the Electronics
                                           sector of Lockheed Martin (April 1995 to September 1998); President of the
                                           Electronics Group of Martin Marietta Corporation, a predecessor of Lockheed
                                           Martin (1993 to 1995); various management positions, including Vice
                                           President and General Manager, with the Aerospace segment of General
                                           Electric Company (1983 to 1993); Director of L-3 Communications Holdings,
                                           Inc., REMEC, Inc., and a member of the Board of Trustees of Stevens
                                           Institute of Technology and the Wings Club.

Robert F. Mehmel                    41     Executive Vice President, Business Operations & Strategy of DRS               2004
                                           Technologies, Inc., a defense electronic products and systems company
                                           (since 2001); Director, Corporate Development of Jabil Circuit, Inc., an
                                           electronic manufacturing services company (July 2000 to December 2000);
                                           Vice President , Planning of L-3 Communications Holdings, Inc. (April 1997
                                           to July 2000).


           None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

           There are no family relationships between any nominee, director or executive officer of the Company.

                              CORPORATE GOVERNANCE

           Codes of Ethics, Corporate Governance Guidelines and Committee Charters. The Company has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, and a supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Management (collectively, the "Codes of Ethics"). The Codes of Ethics are publicly available on the Company's website at www.unitedindustrial.com. Amendments to the Codes of Ethics and any grant of a waiver from a provision of the Codes of Ethics requiring disclosure under applicable Securities and Exchange Commission or New York Stock Exchange rules will be disclosed on the Company's website. The Company's Corporate Governance Guidelines and charters of its Board of Directors' Audit Committee, Nominating Committee and Compensation Committee are also available on the Company's website. These materials may also be requested in print by writing to the Company's Investor Relations Department at United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030.

           Non-Management Directors. The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management. The Board of Directors currently consists entirely of non-management directors. At least one executive session per year will include only the independent non-management directors. The presiding director at the executive sessions will be Mr. Lichtenstein.

           Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures set forth under "Shareholder Communications with Directors," below.

           Attendance at Meetings by Directors. The Board of Directors of the Company had 18 meetings during 2003. During 2003, each director attended 80 percent or more of the aggregate of (a) the total number of meetings of the Board of Directors held during the period when he was a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period when he was a member.

           Each director is expected to attend the Company's Annual Meetings of Shareholders. Each director then in office, other than Paul J. Hoeper, whose term of office was expiring, attended the Company's 2003 Annual Meeting of Shareholders.

           Director Independence. Under the New NYSE Governance Rules, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating Committees) must be independent beginning on the date of the Annual Meeting. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the New NYSE Governance Rules and if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

           The Board of Directors has determined in accordance with the New NYSE Governance Rules that all of the members of the Board of Directors and nominees for director, other than Mr. Erkeneff, are independent and have no material relationships with the Company. The Board of Directors determined that all relationships between the Company and the independent directors, if any, met the categorical standards set forth in the Company's Corporate Governance Guidelines and which are also set forth in Appendix D to this proxy statement.

           Shareholder Communications with Directors. Shareholders who wish to communicate with the Board of Directors or with a particular director may send correspondence to the Chairman of the Board, United Industrial Corporation, P.O. Box 126, Hunt Valley, Maryland 21030-0126. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). The Company forwards all correspondence directly to the Board of Directors or the particular director(s), as applicable, and the Company does not use a screening process with respect to these communications.

           Shareholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in the Company's Bylaws and described under "Other Matters - Proposals of Shareholders" below and not the procedures set forth in the preceding paragraph.

           Committee Interlocks and Insider Participation. No member of the Company's Compensation Committee is a current or former officer or employee of the Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

           The Company has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Stock Option Committee. Each of these committees is described below.

Audit Committee

           The Audit Committee consists of Mr. Kassan, who has chaired the committee since October 2003, Mr. Corcoran, who has been a member since October 2003, and Mr. Schneider, who has been a member since 1998, all of whom have been determined by the Board of Directors to be independent under the New NYSE Governance Rules. In addition, each committee member meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission ("SEC"). The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix
E. The Board has determined that Mr. Kassan is an "audit committee financial expert" as defined under SEC rules. The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors, and as part of its duties it appoints and discharges the independent auditors for the Company, approves any audit and non-audit services by the independent auditors, analyzes the reports of such auditors, and makes recommendations to the Board of Directors with respect thereto as the committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. There were 9 Audit Committee meetings held in 2003.

Nominating and Corporate Governance Committee

           The Nominating Committee consists of Mr. Mehmel, who has chaired the committee since April 2004, and Mr. Kassan and Mr. Lichtenstein, who have been members since October 2003, all of whom have been determined by the Board of Directors to be independent under the New NYSE Governance Rules. The Nominating Committee operates under a written charter adopted by the Board of Directors. The Nominating Committee is responsible for overseeing the Company's corporate governance and recommending to the Board of Directors corporate governance principles applicable to the Company. The Nominating Committee also considers and makes recommendations to the Company's Board of Directors with respect to the size and composition of the Board of Directors and its committees and with respect to potential candidates for membership on the Board of Directors. The Nominating Committee met 4 times in 2003.

           The Nominating Committee seeks to identify, recruit and recommend to the Board of Directors candidates for directorships who exhibit wisdom, maturity, sound judgment, breadth of knowledge about issues affecting the Company, excellent business skills and high integrity and ethical standards, and an expressed willingness to spend the time necessary to prepare for and attend meetings of the Board of Directors and, as applicable, participate in committee work. The Nominating Committee evaluates each nominee on his or her individual merits, including an assessment of a candidate's judgment, diversity, age and skills, including, among other things, an understanding of relevant technologies and an international background. In screening candidates, the Nominating Committee also considers the composition of the Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of independence, sound judgment, business specialization, diversity and other desired qualities, as well as the criteria set forth in the Company's Corporate Governance Guidelines or otherwise established by the Board of Directors.

           The Nominating Committee considers recommendations for director nominees submitted by shareholders using the same criteria it applies to recommendations from committee members, other members of the Board of Directors and members of management. Shareholders who wish to submit a recommendation to the Nominating Committee for consideration should refer to the procedures for submitting shareholder recommendations below under "Other Matters."

Compensation and Stock Option Committee

           The Compensation Committee consists of Mr. Corcoran, who has chaired the committee since October 2003, Mr. Lichtenstein, who has been a member since October 2003, and Mr. Mehmel, who has been a member since April 2004, all of whom have been determined by the Board of Directors to be independent under the New NYSE Governance Rules. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee determines the compensation of the Company's chief executive officer and makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to other executive personnel. The Compensation Committee met 7 times in 2003.

                            COMPENSATION OF DIRECTORS

           During 2003, directors received $23,000 per year, and $1,150 for each meeting attended. Mr. Kassan and Mr. Corcoran received a $5,000 fee as Chairman of the Audit Committee and the Compensation Committee, respectively. Effective January 1, 2003 until October 7, 2003, directors received $575 for each committee meeting attended. Effective October 8, 2003, this fee increased to $1,000 per committee meeting attended.

           All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described below. Non-employee directors also participate in the Company's 1996 Stock Option Plan for Non-employee Directors [,as amended] (the "1996 Plan"). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted options to purchase 15,000 shares of common stock upon his initial appointment to the Board of Directors, exercisable at the market price of the Company's common stock on the date of grant. The options granted under the 1996 Plan expire [five] years after the date of grant[,except for those granted prior to April 2004, which expire ten years after the date of grant,] and become exercisable (i) as to one-third of the total number of shares subject to the grant, on the date of grant (the "First Vesting Date"), (ii) as to an additional one-third of the total number of shares subject to the grant, on the date of the next annual shareholders' meeting after the First Vesting Date ("Second Vesting Date"), and (iii) as to the remaining one-third of the total number of shares subject to the grant, on the date of the next annual shareholders' meeting after the Second Vesting Date (the "Final Vesting Date"). On the date of the annual shareholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director is automatically granted options to purchase 15,000 shares of common stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

           The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001 of the chief executive officer and each of the other executive officers of the Company whose annual compensation exceeded $100,000.

-------------------------------- ---- -------------------------------------------------- ----------------------- ------------------
                                                                                               LONG-TERM
                                               ANNUAL COMPENSATION                        COMPENSATION AWARDS
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
Name and Principal Position      Year Salary($)       Bonus($)          Other Annual     Securities Underlying   All Other
                                                                     Compensation ($)(1)        Options          Compensation($)(2)
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
Frederick M. Strader*            2003   308,600         161,843                                 125,000                 16,317
   President and Chief           2002   259,617         208,897                                     --                  15,362
   Executive Officer of          2001    88,601         371,456            75,716                90,000                  7,788
   the Company and AAI
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
Richard R. Erkeneff**            2003   619,690          --                                        --                   32,426
   President and Chief           2002   527,988         369,116                                    --                   30,618
   Executive Officer of          2001   481,168          96,871                                    --                   27,300
   the Company and AAI,
   retired
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
James H. Perry                   2003   271,901          86,524                                   7,500                 24,456
   Vice President, Chief         2002   262,827         246,021                                    --                   23,045
   Financial Officer and         2001   250,823          10,468                                  10,000                 20,157
   Treasurer of
   the Company and AAI
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
Robert W. Worthing               2003   280,363          88,766                                   7,500                 34,224
   Vice President, Secretary     2002   275,623         259,033                                    --                   32,309
   and General Counsel of        2001   263,928          11,097                                  10,000                 27,316
   the Company and AAI
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------
Susan Fein Zawel***              2003   207,692          45,938                                    --                  428,913
   Former Vice President         2002   200,000         190,444                                    --                   25,837
   Corporate Communications,     2001   200,000           8,370                                  5,000                  21,066
   Secretary and Associate
   General Counsel of the
   Company
-------------------------------- ---- ------------- -------------- --------------------- ----------------------- ------------------


---------------
* Mr. Strader became President and Chief Executive Officer of the Company on August 1, 2003. Prior to August 1, 2003, Mr. Strader served as the Chief Operating Officer of AAI and the Vice President and General Manager of AAI's Defense Systems and Engineering Services units. Mr. Strader's compensation in the Summary Compensation Table for 2002 and 2001 consists of compensation paid to Mr. Strader in these capacities. Mr. Strader's employment with AAI commenced in May 2001, at which time Mr. Strader received a sign-on bonus of $200,000, which amount is included in the "Bonus" column.

** Mr. Erkeneff retired as President and Chief Executive Officer of the Company and AAI effective August 1, 2003.

*** Ms. Fein Zawel's employment with the Company ended effective October 31,
2003.

(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer. The amount for Mr. Strader in 2001 includes $68,878 for reimbursement of moving expenses.

(2) All amounts under this heading represent employer match contributions made to the Company's 401(k) plan and contributions to the Company's Retirement Plan, except that the amount for Ms. Fein Zawel in 2003 includes a $402,000 severance payment that Ms. Fein Zawel received in connection with the termination of her employment effective October 31, 2003.

Options Granted in 2003

           The following table sets forth certain information concerning options granted during 2003 to each named executive officer.

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                 INDIVIDUAL GRANTS                                    ASSUMED ANNUAL RATES OF STOCK
                       ------------------------------------------------------------------------       PRICE APPRECIATION FOR OPTION
                                            % OF                                                                   TERM
                        NUMBER OF       TOTAL OPTIONS                                                 -----------------------------
                        SECURITIES        GRANTED TO
                        UNDERLYING        EMPLOYEES
                         OPTIONS          IN FISCAL        EXERCISE OR BASE
NAME                     GRANTED            YEAR            PRICE ($/SHARE)    EXPIRATION DATE           5% ($)           10% ($)
----                     -------            ----            ---------------    ---------------           ------           -------
Frederick M. Strader      125,000            100                $16.76        August 1, 2013(1)        1,317,534         3,338,890
Richard R. Erkeneff         --               --                     --                 --                    --                --
James H. Perry              --               --                     --                 --                    --                --
Robert W. Worthing          --               --                     --                 --                    --                --
Susan Fein Zawel            --               --                     --                 --                    --                --


---------------
(1) One-third of the options became exercisable on the date of grant, which was August 1, 2003, an additional one-third of the options are exercisable upon the first anniversary of the date of grant and the balance of the options are exercisable upon the second anniversary of the date of grant.

Aggregate Option Exercises in 2003 and 2003 Option Values

                                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED         IN THE MONEY OPTIONS
                                                                       OPTIONS AT FISCAL YEAR           AT FISCAL YEAR END
                          SHARES ACQUIRED ON                             END EXERCISABLE (E)/            EXERCISABLE (E)/
NAME                         EXERCISE (#)        VALUE REALIZED($)         UNEXERCISABLE (U)             UNEXERCISABLE(U)
----                         ------------        -----------------         -----------------             ----------------
Frederick M. Strader              --                     --                    96,667(E)                    256,750(E)
                                                                              118,333(U)                    209,000(U)

Richard R. Erkeneff             510,000              3,794,150                     --                            --

James H. Perry                    --                     --                    95,333(E)                    792,310(E)
                                                                               13,667(U)                     36,050(U)

Robert W. Worthing                --                     --                    89,333(E)                    765,700(E)
                                                                               13,667(U)                     36,020(U)

Susan Fein Zawel                  --                     --                    70,000(E)                    575,150(E)
                                                                                    0(U)                          0(U)

Employment Agreements and Related Transactions

           Mr. Erkeneff retired as President and Chief Executive Officer of the Company and AAI, effective as of August 1, 2003, the date upon which his employment agreement expired. Mr. Erkeneff's employment agreement dated December 8, 1998 and amended as of June 1, 2001 and as of December 20, 2002, provided that he be paid a salary at the annual rate of $792,000 commencing January 1, 2003 (increased from an annual rate of $528,000 for 2002), and participate in all life insurance, medical, retirement, pension, disability and other employee benefit plans generally made available to other executive officers of the

Company or AAI. The employment agreement provided that it could have been terminated prior to July 31, 2003 by the Company for cause or by Mr. Erkeneff with good reason, and also provided the Company with the right to extend the term of the agreement for up to five months upon 60 days prior written notice. Mr. Erkeneff was not eligible to receive a bonus for 2003. On January 4, 1999, in accordance with his employment agreement, Mr. Erkeneff received an option to acquire 100,000 shares of the Company's common stock pursuant to the terms of the 1994 Stock Option Plan at $9 13/16 per share, the fair market value of the common stock as of the grant date, terminating on June 30, 2003. This option has fully vested and was fully exercised. The employment agreement provided that, in the event that the Company terminated the employment of Mr. Erkeneff without cause (as such term is defined in the employment agreement) or Mr. Erkeneff terminated his employment for good reason (as such term is defined in the employment agreement), Mr. Erkeneff would have been entitled to continue to receive his salary through July 31, 2003. Mr. Erkeneff has agreed to resign as a director of the Company upon the request of the Board at any time after the termination of his employment.

           Mr. Strader serves as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated June 18, 2003, that provides he be paid a salary at the annual rate of $340,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement is effective as of August 1, 2003 and terminates on August 1, 2004, subject to automatic renewal for up to two (2) additional one (1) year terms unless either party gives notice of non-renewal to the other at least 60 days prior to the end of the initial term or any renewal term. The agreement may be terminated prior thereto by the Company for cause or by Mr. Strader with good reason. Pursuant to the employment agreement, Mr. Strader is eligible to receive annual cash bonuses pursuant to the Company's Performance Sharing Plan, plus incentive compensation of up to 100% of his base salary (with a target of 50%) or such greater amount as the Board may determine in its discretion. On August 1, 2003, in accordance with his employment agreement, Mr. Strader received an option to acquire 125,000 shares of the Company's common stock pursuant to the terms of the 1994 Stock Option Plan, at $16.76 per share, the fair market value of the common stock as of the date of the grant. One-third of the stock options vested immediately on August 1, 2003 and one-third shall vest on each of the first and second anniversaries thereof (such that the stock options shall be fully vested on August 1, 2005). In the event that the Company terminates the employment of Mr. Strader without cause (as such term is defined in the employment agreement) or Mr. Strader terminates his employment for good reason (as such term is defined in the employment agreement), Mr. Strader will be entitled to (a) one hundred fifty percent (150%) of his annualized base salary, plus (b) an incentive compensation award equal to 50% of the amount specified in (a) above, payable over a period of eighteen months following the termination date of the employment agreement (or, at Mr. Strader's option following a change of control, a lump sum). Pursuant to his employment agreement, Mr. Strader will be entitled to receive on the closing date of a change of control of the Company (as defined in the employment agreement) an amount equal to 50% of his base salary.

           Prior to its expiration on February 28, 2004, Mr. Perry was employed by the Company pursuant to an employment agreement, amended as of January 2,

2003, that provided he be paid a salary at the annual rate of $200,720, adjusted as of January 1, 2002 to $262,600, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Perry in 2002). Pursuant to the employment agreement, Mr. Perry was eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. Since the expiration of his employment agreement with the Company, Mr. Perry has continued as an executive officer of the Company on an at-will basis. In the event that the Company terminates the employment of Mr. Perry without cause (as such term is defined in the employment agreement), or if Mr. Perry terminates his employment for good reason (as such term is defined in the employment agreement), Mr. Perry will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 35% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. The benefits and severance provisions survive the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Perry is entitled to receive on the closing date of a change of control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.

           Prior to its expiration on February 28, 2004, Mr. Worthing was employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provided he be paid a salary at the annual rate of $220,043, adjusted as of January 1, 2002 to $275,558, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Worthing in 2002). Pursuant to the employment agreement, Mr. Worthing was eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. Since the expiration of his employment agreement with the Company, Mr. Worthing has continued as an executive officer of the Company on an at-will basis. In the event that the Company terminates the employment of Mr. Worthing without cause (as such term is defined in the employment agreement), or if Mr. Worthing terminates his employment for good reason (as such term is defined in the employment agreement), Mr. Worthing will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 42% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. The benefits and severance provisions survive the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Worthing is entitled to receive on the closing date of a change of control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.

           Prior to October 31, 2003, Ms. Fein Zawel was employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provided she be paid a salary at the annual rate of $170,512, adjusted as of January 1, 2001 to $200,000, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Ms. Fein Zawel in 2002). Pursuant to the employment agreement, Ms. Fein Zawel was eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. On October 31, 2003, the Company and Ms. Fein

Zawel entered into a Separation Agreement and General Release pursuant to which Ms. Fein Zawel received a severance payment of $402,000, which amount represented 150% of Ms. Fein Zawel's annualized base salary, plus an incentive compensation award equal to 34% of 150% of her annualized base salary.

Retirement Benefits

           All employees of the Company and its subsidiaries are eligible to participate in the Company's Retirement Plan, a cash balance plan (the "Retirement Plan"), upon commencement of employment. In accordance with the Retirement Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the Company's Retirement Plan and payable to Messrs. Erkeneff, Perry, Strader and Worthing and Ms. Fein Zawel, commencing at normal retirement age, are $18,001, $26,191, $5,192, $23,674 and $21,652, respectively.

United Industrial Health-Care Plan for Retired Directors

           The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the "Plan"), which was adopted by the Company's Board of Directors on December 18, 1995. The Plan currently has two participants. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. On April 8, 2004, the Board of Directors froze the Plan with respect to new participants. Prior to April 8, 2004, a director of the Company was eligible to participate in the Plan if he or she: (i) ceased to be a member of the Board; (ii) had served as a member of the Board for 15 full years; (iii) had attained the age of 65; (iv) was eligible for Medicare Part A; and (v) had enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

           Under its charter, the Compensation Committee is responsible for assisting the Board of Directors in overseeing the Company's management compensation policies and practices, including determining and approving the compensation of the Company's Chief Executive Officer, determining and recommending to the Board appropriate compensation levels for the Company's other executive officers, evaluating officer and director compensation plans, policies and programs, and reviewing equity compensation programs for employees and exercising discretion in the administration of such programs.

           The Compensation Committee is composed of three non-employee members of the Board. The Committee consisted of Messrs. Corcoran and Lichtenstein and General Paul X. Kelley (Retired) from October 8, 2003 until February 11, 2004, the date on which General Kelley resigned from the Board of Directors. At the time of the determinations set forth in this report were made, the committee consisted of Messrs. Corcoran and Lichtenstein.

           Compensation Philosophy. The programs adopted by the committee are intended to link compensation to the Company's financial performance and to growth in shareholder value. The Company's compensation program applicable to all of the executive officers is based on three primary elements:

           o          Base salary compensation

           o          Annual cash incentive compensation

           o          Long-term incentive compensation

           Base Salary Compensation. The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the committee consider the compensation paid to executive employees of other companies in the defense industry and related industries from both a national and geographic perspective. These companies are broader than the peer group of publicly-traded defense companies used for comparison of the five-year cumulative returns under "Performance Graph," below. When adjusting base salaries for individual executive officers in 2004, the committee considered the financial performance of the Company in 2003, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

           Annual Incentive Compensation. The committee sets potential yearly incentive awards for executive officers and other key employees annually pursuant to what is referred to as the Company's Performance Sharing Plan (the "PSP"). The committee establishes a financial pool based upon the extent to which the Company and/or subsidiary meets or exceeds performance against performance measures set for each respective unit. These measures generally include, but are not limited to, return on investment, profit, cash flow and quality improvement. Awards for individuals generally are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility. If a certain threshold is not realized, the incentive is not paid.

           Long-Term Incentive Compensation. Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of shareholders and management and is, therefore, a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

           The Compensation Committee administers grants of stock options to executive officers and other key employees. Prior to March 11, 2004, the committee granted stock options to executive offices and other key employees under the Company's 1994 Stock Option Plan, which plan was approved by shareholders. On March 11, 2004, the 1994 Stock Option Plan terminated in accordance with its ten-year term. The 1994 Stock Option Plan permitted grants for up to 2,700,000 shares of common stock. Under the 1994 Stock Option Plan, the committee granted options for 2,694,183 shares (net of forfeitures) to 113 key employees, including the three incumbent executive officers named in the Summary Compensation Table. All options were granted generally at fair market value and generally become exercisable in equal installments over three years, with the exception of options that were granted to Mr. Erkeneff pursuant to his employment agreement described above.

           On April 8, 2004, the Board of Directors, upon recommendation of the Compensation Committee, adopted the 2004 Stock Option Plan (the "2004 Stock Option Plan"). The 2004 Stock Option Plan is substantially the same as the 1994 Stock Option Plan except that the 2004 Stock Option Plan expires on April 8, 2014 and the number of shares available for issuance pursuant to awards thereunder is 600,000. If approved by the shareholders, the 2004 Stock Option Plan will be effective as of April 8, 2004, the date on which the Board of Directors adopted the 2004 Stock Option Plan. The committee has not granted any option under the 2004 Stock Option Plan. The 2004 Stock Option Plan is discussed under Proposal VII above and the full text of the 2004 Stock Option Plan is attached as Appendix C. The Compensation Committee believes that the adoption of the 2004 Stock Option Plan is necessary in order to continue to attract, retain and motivate eligible individuals through long-term performance-related incentives. As it did with the 1994 Stock Option Plan, the Compensation Committee will determine the size of any option grant under the 2004 Stock Option Plan based upon the committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance.

           Chief Executive Officer Compensation. Effective as of August 1, 2003, Mr. Strader was appointed President and Chief Executive Officer of the Company. Pursuant to his employment agreement, Mr. Strader was eligible for an annual incentive award of up to 100% of his base salary (or such greater amount as the Board may determine) pursuant to the Company's PSP. At its meeting on February 27, 2004, the Compensation Committee reviewed the performance of the Company and Mr. Strader relative to financial and strategic goals established for 2003, and determined that he had earned an incentive compensation bonus of $161,843 for

2003. Mr. Strader's annual salary remains at $340,018 and will be re-evaluated in August 2004. The Compensation Committee believes that this rate of annual salary and incentive compensation opportunity is consistent with the prevailing competitive marketplace for similarly experienced executives at similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

           Pursuant to Mr. Strader's employment agreement, he also received an option grant of 125,000 shares of the Company's common stock pursuant to the terms of the 1994 Stock Option Plan, at $16.76 per share, an exercise price equal to the fair market value of the common stock as of the date of the grant. One-third of the stock options vested immediately on August 1, 2003, and one-third will vest on each of the first and second anniversaries thereof (such that the stock options will be fully vested on August 1, 2005).

           Prior to August 1, 2003, Mr. Erkeneff served as President and Chief Executive Officer of the Company. Pursuant to Mr. Erkeneff's employment agreement, amended as of December 20, 2002, his compensation for 2003 was set at $792,000 effective January 1, 2003. The members of the Compensation Committee at that time believed that this rate of compensation was consistent with the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

           Mr. Erkeneff's employment agreement also provided for an option grant of 100,000 shares, of which 50,000 shares were exercisable when the fair market value of common stock was, for a period of not less than sixty (60) consecutive days, not less than $16.00; and the remaining 50,000 shares were exercisable when the fair market value of common stock was, for a period of not less than sixty (60) consecutive days, not less than $18.00. This option has fully vested and has been fully exercised.

           Tax Deductibility of Compensation. With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid (in any form, including compensation treated as paid through the 1994 Stock Option Plan and the 2004 Stock Option Plan) to certain executive officers in excess of $1 million per executive per taxable year. One exception to this limit on deductibility applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote (such as pursuant to this proxy statement) and certain other requirements are met. The 1994 Stock Option Plan was amended by the shareholders in 1998, 1999 and 2003 to qualify stock options under the 1994 Stock Option Plan as Section 162(m) performance-based compensation. If approved by the shareholders, the 2004 Stock Option Plan would continue to provide the Company with the ability to grant stock options that will be treated as performance-based compensation under
Section 162(m) of the Code.


                                   Compensation and Stock Option Committee
                                   Thomas A. Corcoran, Chairman
                                   Warren G. Lichtenstein

              PROPOSAL IX: RATIFICATION OF APPOINTMENT OF AUDITORS

           It is proposed that the shareholders ratify the appointment of KPMG LLP ("KPMG") as independent auditors of the Company for the year ending December 31, 2004. KPMG has been the independent auditors of the Company since March 2004. It is expected that a representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

           The Board of Directors recommends that the accompanying proxy be voted in favor of the ratification of the appointment of KPMG as independent auditors of the Company for the year ending December 31, 2004. A favorable vote of a majority of the votes cast is required for approval.

                             FEES FOR 2003 AND 2002

           The table below sets forth the aggregate fees paid by the Company for audit, audit-related, tax and other services provided by Ernst & Young LLP ("Ernst & Young"), the Company's independent auditors during each of the last two fiscal years.

                                             2003                    2002
                                             ----                    ----

            Audit fees                     550,000                 673,100
            Audit-related fees              61,900                  65,600
            Tax fees                       642,803                 441,060
            All other fees                     ---                     ---


           Audit services included the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q. Audit services also included statutory audits of certain subsidiaries and services that were provided in connection with other statutory and regulatory filings or engagements, including consents related to SEC filings.

           Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. There services included audits of employee benefit plans and audits of certain unconsolidated subsidiaries; accounting consultations regarding the application of generally accepted accounting principles related to proposed or actual transactions impacting the Company's financial statements; and advice and consultations in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

           Tax services consisted of the preparation and/or review of, and consultations with respect to, federal, state, local and international tax returns.

           All services rendered by Ernst & Young were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2003. The Audit Committee has adopted a policy of reviewing in advance, and either approving or disapproving, any audit, audit-related or non-audit service to be provided to the Company by any independent public or certified public accountant. Pursuant to this policy, the Audit Committee will approve the provision by the Company's independent auditors of only those non-audit services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the Public Company Accounting Oversight Board. In addition, the Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting.

           It is expected that a representative of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                              CHANGE IN ACCOUNTANTS

           Based on a decision of the Company's Audit Committee, on April 5, 2004, the Company engaged KPMG as the Company's independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2004. Ernst & Young, who had been engaged as the Company's principal independent accountants since 1962, was dismissed on such date.

           Ernst & Young's reports on the Company's consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer, nor were such reports qualified or modified as to uncertainty, audit, scope or accounting principles. In addition, during the two-year period ended December 31, 2003, and the subsequent interim period preceding the dismissal of Ernst & Young, the Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

           During the two-year period ended December 31, 2003, and the subsequent interim period preceding the dismissal of Ernst & Young, there were no "reportable events" requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. "Reportable event" means any of the items listed in paragraphs
(a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

           During the two-year period ended December 31, 2003, and the subsequent interim period prior to KPMG's engagement, neither the Company nor anyone on its behalf consulted KPMG regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has KPMG provided to the Company a written report or oral advise regarding such principles or audit opinion.

                             AUDIT COMMITTEE REPORT

           The Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company's management and the Company's independent auditors, Ernst & Young. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

           In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors' independence from the Company and its management.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                           Audit Committee
                                           Glen M. Kassan, Chairman
                                           Thomas A. Corcoran
                                           Joseph S. Schneider


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's common stock to file reports of initial ownership of the Company's common stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 2003 all Section 16(a) filing requirements were complied with, except that Mr. Corcoran, General Kelley and Mr. Strader filed late reports for separate single transactions during 2003.

                                PERFORMANCE GRAPH

The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1998 in the Company's common stock, the Russell 2000 Value Index ("Russell 2000") and a constructed peer group index. The constructed peer group consists of Cubic Corporation, EDO Corporation, Sparton Corporation, DRS Technologies, Inc. and Engineered Support

Systems, Inc. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

        [The table below represents a line chart in the original report]

                              UIC          R2000 Value        Peer Group
                              ---          -----------        ----------

         1998              $100.00           $100.00           $100.00
         1999                97.54             98.51             97.19
         2000               123.31            121.00            127.56
         2001               190.54            137.97            304.34
         2002               184.72            122.21            316.29
         2003               214.12            178.45            437.75


Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's common stock, Russell 2000 Value, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                  [Source: Russell/Mellon Analytical Services]

                                  OTHER MATTERS

           The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Shareholders. Should any business other than that set forth in the notice properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

           A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the principal office of the Company. The list will also be produced and kept at the time and place of the meeting during the whole time thereof. and may be inspected by any shareholder who is present.

PROPOSALS OF SHAREHOLDERS

           Any proposals which shareholders intend to present for a vote of shareholders at the 2005 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and be received by the Company at such offices on or before [December 30], 2004, which date is 120 calendar days prior to the anniversary of the date of this proxy statement.

           In addition, the Company's Bylaws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company, (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders (or, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary date, not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made); and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a shareholder intends to bring before a meeting of shareholders. A copy of the pertinent Bylaw provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

           If any shareholder wishes to present a proposal to the Company's 2005 Annual Meeting that is not included in the Company's proxy statement for that meeting and fails to submit such proposal by [March 15], 2005, then the persons named as proxies in the Company's proxy card accompanying the proxy statement for the 2005 Annual Meeting will be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Company's proxy statement for the 2005 Annual Meeting.

PROCEDURES FOR RECOMMENDING DIRECTOR CANDIDATES TO THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

           Shareholders of the Company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations to the Nominating and Corporate Governance Committee, c/o Chairman, Nominating and Corporate Governance Committee, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030. Submissions should include:

     o the name and address of the shareholder who intends to make the nomination, of all persons or entities acting in concert with the shareholder, and of the person or persons to be nominated;

     o a representation that the shareholder is a holder or record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     o a description of all arrangements or understandings between the shareholder and each nominee and any other person or entities acting in concert with the shareholder (naming such person or entities) pursuant to which the nomination or nominations are to be made by the shareholder;

     o such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors;

     o the class and number of shares of the Company that are beneficially owned by the shareholder and all persons or entities acting in concert with the shareholder; and

     o the consent of each nominee to being named in a proxy statement as nominee and to serve as a director of the Company if so elected.

EXPENSES OF SOLICITATION

           In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone, telegram, facsimile transmission and the internet or personal interview. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

           The Company has retained Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Innisfree, Innisfree will provide various proxy advisory and solicitation services for the Company at a cost of $8,500, plus reasonable out-of-pocket expenses.

           THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY ON APRIL 15, 2004, TO SECRETARY, UNITED INDUSTRIAL CORPORATION, 124 INDUSTRY LANE, HUNT VALLEY, MARYLAND 21030.


[April 29], 2004                          By Order of the Board of Directors
                                          Robert W. Worthing
                                          Secretary

                                                                    APPENDIX A
                           FORMS OF CHARTER AMENDMENTS

                 PROPOSAL I: DE-CLASSIFY THE BOARD OF DIRECTORS

           FOURTH: * * *

                     C. The number of directors of the Corporation shall be determined as set forth in the bylaws and may be altered from time to time as set forth therein, but in no event shall the number of directors of the Corporation be less than five nor more than twenty.



                     PROPOSAL III: ELIMINATE ARTICLE TWELFTH

Article TWELFTH of the Charter is to be deleted in its entirety, and the remaining Articles of the Charter are to be re-numbered accordingly.

                            PROPOSAL IV: NAME CHANGE

           FIRST: The name of the Corporation is AAI Corporation.


                   PROPOSAL V: CREATE CLASS OF PREFERRED STOCK

           FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is thirty-one million (31,000,000) shares, of which thirty million (30,000,000) shares shall be Common Stock, par value one dollar ($1.00) per share, and one million (1,000,000) shares shall be Preferred Stock, par value one dollar ($1.00) per share, with such voting powers, if any, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, as the Board of Directors shall, in the exercise of its business judgment, deem advisable; provided, however, that such Preferred Stock shall not be issued in connection with a shareholders' rights plan, commonly referred to as a "poison pill."

                                      * * *

                  PROPOSAL VI: ELIMINATION OF CUMULATIVE VOTING

Paragraph A of Article Fourth of the Charter is to be deleted in its entirety, and the remaining paragraphs of Article FOURTH are to be re-lettered accordingly.

                                                                    APPENDIX B

                            FORM OF BYLAW AMENDMENTS

                                   ARTICLE III

                                      * * *

           Section 2. Number and Tenure. The Board of Directors shall be six (6) in number, which number may be changed pursuant to a resolution of the Board of Directors, subject to the Corporation's certificate of incorporation. [If Proposal I is approved: Each director shall be elected to a term of office to expire at the next annual meeting of shareholders.] [If Proposal I is not approved: Each director shall be elected to a term of office to expire at such future annual meeting of stockholders as is appropriate for the class of directors to which he is elected.] The Board shall keep full and fair records of its acts and proceedings and transactions. Directors need not be stockholders.


                                      * * *

                                  ARTICLE XIII

                                   AMENDMENTS

           The Board shall have the power to adopt, amend or repeal the Bylaws by the affirmative vote of at least a majority of the members then in office. Bylaws adopted by the Board may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board.

                                                                    APPENDIX C

                             2004 STOCK OPTION PLAN

                          UNITED INDUSTRIAL CORPORATION
                             2004 STOCK OPTION PLAN

                          UNITED INDUSTRIAL CORPORATION
                             2004 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                     Page
1.         PURPOSES....................................................................1

2.         STOCK SUBJECT TO THE PLAN...................................................1

3.         ADMINISTRATION..............................................................2

4.         ELIGIBILITY.................................................................3

5.         OPTION PRICE AND PAYMENT....................................................3

6.         TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE...................4

7.         TERMINATION OF EMPLOYMENT...................................................5

8.         EXERCISE OF OPTIONS.........................................................7

9.         USE OF PROCEEDS.............................................................8

10.        NON-TRANSFERABILITY OF OPTIONS..............................................8

11.        ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS........................8

12.        RIGHT TO TERMINATE EMPLOYMENT...............................................9

13.        PURCHASE FOR INVESTMENT.....................................................9

14.        ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES...............10

15.        WITHHOLDING TAXES..........................................................11

16.        LISTING OF SHARES AND RELATED MATTERS......................................11

17.        AMENDMENT OF THE PLAN......................................................12

18.        TERMINATION OR SUSPENSION OF THE PLAN......................................12

19.        GOVERNING LAW..............................................................12

20.        PARTIAL INVALIDITY.........................................................12

21.        EFFECTIVE DATE.............................................................13


                          UNITED INDUSTRIAL CORPORATION
                             2004 STOCK OPTION PLAN

1.         PURPOSES

                     United Industrial Corporation, a Delaware corporation (the "Company"), wishes to provide certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

                     The Company, by means of this 2004 Stock Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions and also to secure and retain the services of persons capable of filling such positions.

                     The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

                     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options") The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

2.         STOCK SUBJECT TO THE PLAN

                     Options granted under the Plan shall be exercisable for shares of common stock, $1.00 par value per share, of the Company ("Common Stock"). The total number of shares of Common Stock of the Company authorized for issuance upon the exercise of Options under the Plan (the "Shares") shall not exceed, in the aggregate, 600,000 Shares, subject to adjustment in accordance with Section 11 of this Plan, with no individual optionee to receive in excess of 600,000 Shares upon exercise of Options granted under the Plan, subject to adjustment in accordance with Section 11 of the Plan.

                     Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

                     Except as provided in Sections 18 and 21 hereof, the Company may, from time to time during the period beginning on April 8, 2004 (the "Effective Date") and ending on April 8, 2014 (the "Termination Date"), grant to certain key employees of the Company, or certain key employees of any subsidiary corporation or parent corporation of the Company, Incentive Options and/or Non-Qualified Options under the terms hereinafter set forth.

                     As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

3.         ADMINISTRATION

                     The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee, which may also be any other committee of the Board of Directors (the "Committee"), to administer the Plan. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at any meeting shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

                     Any and all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires).

                     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the key employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each key employee, the Committee shall give due consideration to the length of service, performance, the amount of earnings and the responsibilities and duties of such person.

                     Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any Option, that the employee agree that in the event of termination of employment of such employee, other than as a result of dismissal without cause or Termination For Good Reason (as defined in Section 7 hereof), such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

                     Any determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

                     The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefited from the Plan, as determined by the Committee. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.         ELIGIBILITY

                     Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except members of the Committee.

                     The Plan does not create a right in any person to participate in, or be granted options under, the Plan.

5.         OPTION PRICE AND PAYMENT

                     The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee in its good faith judgment, but shall not be less than one hundred percent (100%) of the "fair market value" (as defined below) per Share; provided, however, that in the case of an Incentive Option granted to a key employee who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of a key employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

                     For purposes of the Plan, "fair market value," with respect to any date of determination, means:

                     (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or the Nasdaq Stock Market ("Nasdaq"), then the closing sale price on such exchange or Nasdaq on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

                     (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Committee, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than fifteen percent (15%) shall not be deemed to be a "regular, active public market."

                     If the Committee determines that a regular, active public market does not exist for the Shares, the Committee shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

                     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide or if the Committee permits and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) or options to acquire Shares (pursuant to a cashless exercise provision) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, the fair market value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

6.         TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

                     Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an

Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                     The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

                     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation will be applied by taking into account Options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.

                     In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable)

                     A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

7.         TERMINATION OF EMPLOYMENT

                     Upon termination of employment of any key employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to such employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                     A. if any key employee shall die while in the employ of such corporation or during either the one (1) year or three (3) month period, whichever is applicable, specified in clauses (B), (C) and (D) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the time of death, by the legal representative of such employee or such person who acquired such Option by bequest or inheritance or by reason of the death of such employee, at any time up to and including one
(1) year after the date of death;

                     B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in Section 22(e) (3) of the Code), any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment by reason of disability, at any time up to and including one (1) year after the effective date of such termination of employment;

                     C. if the employment of any key employee shall terminate
(i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), (ii) by the key employee for "good reason" (only if such employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation which expressly provides for termination by the key employee for "good reason," and such employee validly terminates his or her employment for "good reason," as such term is defined in the agreement ("Termination For Good Reason")), or (iii) by the employer other than for cause (as defined below), such Option, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment, at any time up to and including three (3) months after the effective date of such termination of employment; and

                     D. if the employment of any employee shall terminate by any reason other than that provided for in clauses (A), (B) or (C) above, such Option, unless otherwise specified by the Committee in such Option shall, to the extent not theretofore exercised, become null and void.

                     None of the events described above shall extend the period of exercisability of the Option beyond the expiration date thereof. If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                     For purposes of the Plan, the term "for cause" shall mean
(a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to an employment agreement and participates in such a plan, the definition contained in such employment agreement shall control); or
(b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company that has not been cured within 15 days after written notice thereof has been given to the employee by the Committee.

                     For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

                     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or
(ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

8.         EXERCISE OF OPTIONS

                     Subject to the limitations on exercise referred to in Sections 6 and 7 hereof, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

9.         USE OF PROCEEDS

                     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

10.        NON-TRANSFERABILITY OF OPTIONS

                     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

11.        ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

                     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the optionee; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

                     In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d) (3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the Effective Date (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

                     The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine.

12.        RIGHT TO TERMINATE EMPLOYMENT

                     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

13.        PURCHASE FOR INVESTMENT

                     Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (1) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and
(2) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

                     Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights had not been granted with respect to such Shares.

14.        ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

                     Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

                     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to
(a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

                     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

                     All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

15.        WITHHOLDING TAXES

                     The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation which employs such employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall be valued at their fair market value (as determined under Section 5) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized, without the prior written consent of the employee, to effect any such withholding upon exercise of a Non-Qualified Option by retention of Shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Section 5) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

16.        LISTING OF SHARES AND RELATED MATTERS

                     If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.        AMENDMENT OF THE PLAN

                     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan or increase the maximum number of Shares for which grants may be made to any employee (other than an increase resulting from an adjustment provided for in Section 11 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

18.        TERMINATION OR SUSPENSION OF THE PLAN

                     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 21 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

19.        GOVERNING LAW

                     The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

20.        PARTIAL INVALIDITY

                     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

21.        EFFECTIVE DATE

                     The Plan shall become effective at 5:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

                                                                    APPENDIX D

(Subject to Nominating Committee and Board revision and approval prior to mailing definitive proxy statement)

                         DIRECTOR INDEPENDENCE STANDARDS

Definition of Independence
--------------------------

           The term "independent director" shall mean a director whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), subject to the guidance provided by the Listing Rules of New York Stock Exchange, including any phase-in of the applicable three year periods which have been adopted as part of such Rules. The Board defines a director as "independent" if he or she:

           (a) within the past three years, has not been employed by the Company or its subsidiaries in any capacity, and has not received more than $100,000 per year in direct compensation (other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)) from the Company or its subsidiaries;

           (b) within the past three years, has not been a significant advisor or consultant to the Company or its subsidiaries (nor affiliated with a company or a firm that is), with significant being defined as the greater of 2% of consolidated gross revenues or $1 million of revenues of either the Company or such advisor or consultant, nor an affiliate of the Company, as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended;

           (c) within the past three years, has not been a significant customer or supplier of the Company or its subsidiaries (or other company that makes payments to, or receives payments from, the Company or its subsidiaries) nor affiliated with a company or firm that is, with significant being defined as the greater of 2% of consolidated gross revenues or $1 million of revenues of either the Company or such customer or supplier or other company;

           (d) within the past three years, has not been employed by or affiliated with a present or former internal or external auditor of the company that provided services to the Company within the past three years;

           (e) within the past three years, has not been employed by another company where any of the Company's present executives serves on that company's compensation committee;

           (f) is not a spouse, parent, sibling, child, mother- or father-in-law, son- and daughter-in-law and brother- and sister-in-law or any person of any person described in (a) through (e) and does not share a residence with such person;

           (g) is not affiliated with a tax-exempt entity that received significant contributions from the Company or its subsidiaries with significant being defined as the greater of 2% of consolidated gross revenues or $1 million of revenues of either the Company or such entity; and

           (h) does not have any other relationships with the Company or with members of senior management that the Board determines to be material.

                                                                    APPENDIX E

(Subject to Audit Committee and Board revision and approval prior to mailing definitive proxy statement)

                             AUDIT COMMITTEE CHARTER


This Audit Committee Charter was adopted by the Board of Directors (the "Board") of United Industrial Corporation (the "Company") on April ___, 2004

I.         PURPOSE

The Audit Committee (the "Committee") shall assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the preparation of the audit committee report required by SEC rules to be included in the Company's annual proxy statement; (v) the Company's legal and regulatory compliance; and (vi) the Company's code of ethics as established by management and the Board.

In discharging its responsibilities, the Committee is empowered to investigate any matter it considers appropriate, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, independent auditors or other advisors and will receive adequate funding and other resources from the Company to engage such advisors and otherwise to support the Committee's activities. The Committee shall have the sole authority to retain, direct, compensate, terminate and oversee such advisors, who shall be accountable ultimately to the Committee.

II.        COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom has been selected by the Board and determined by the Board to be "independent" in accordance with applicable rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. All members of the Committee shall meet the financial literacy requirements of the New York Stock Exchange and at least one member shall be an "audit committee financial expert" as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determinations shall be disclosed in the annual proxy statement.

Committee members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee's information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.       COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present.

Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

IV.        KEY RESPONSIBILITIES

The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management, including the internal audit staff and the independent auditor, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The following responsibilities are set forth as a guide for fulfilling the Committee's purposes, with the understanding that the Committee's activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee's purposes or assigned by the Board from time to time.

To fulfill its purposes, the Committee shall:

           1. appoint, evaluate, taking into account opinions of management and the internal auditors and including an evaluation of the lead audit partner(s), compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee;

           2. review and resolve any disagreements between management and the independent auditor regarding financial reporting or relating to any audit report or other audit, review or attest services provided by the independent auditor;

           3. review and approve the terms of the independent auditor's retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company's periodic public filings);

           4. review and discuss with management and the independent auditor:
           (i) the adequacy of the Company's internal and disclosure controls and procedures, (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported; (ii) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of management together with the independent auditor's attestation report;

           5. review and discuss with management, the independent auditor and the internal auditor: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work;
           (iii) any restrictions on the scope of activities or access to required information; (iv) any changes required in the scope of the audit plan; (v) the audit budget and staffing; and (vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

           6. review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company's underlying policies with respect to, risk assessment and risk management;

           7. establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

           8. review and recommend the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer and head of internal audit;

           9. receive regular reports from the internal auditor and consult with management about any changes in such position and such person's performance evaluations and compensation;

           10. review and discuss with management and the independent auditor:
           (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies;
           (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

           11. inquire as to the independent auditor's view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

           12. review periodically with the General Counsel: (i) legal and regulatory matters that may have a material impact on the Company's financial statements; and (ii) the scope and effectiveness of compliance policies and programs;

           13. review at least annually with management, including the General Counsel and head of internal audit, compliance with, the adequacy of and any requests for waivers under the Company's code(s) of business conduct and ethics (including codes that apply to all employees, as well as those applicable to directors, senior officers and financial officers and the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information); any waiver to any executive officer or director granted by the Committee shall be reported by the Committee to the Board;

           14. review and address conflicts of interest of directors and executive officers;

           15. review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (i) Statement of Auditing Standards No. 61, including the auditor's responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (ii) Statement of Auditing Standards No. 90, including whether the Company's accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and (iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

           16. review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

           17. review, discuss with management and the independent auditor, and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;

           18. review and discuss with the independent auditor: (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences";

           19. review the Company's financial statements, including: (i) prior to public release, review and discuss with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers); and (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management members present to discuss the adequacy of the Company's system of internal accounting and financial controls, the appropriateness of the accounting principles used and judgments made in the preparation of the Company's audited financial statements, and the quality of the Company's financial reports; (iii) meet separately and periodically with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor; (iv) recommend to the Board whether to include the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

           20. at least annually, review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement);

           21. on an annual basis: (i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence; (ii) consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (iii) set clear hiring policies for employees or former employees of the independent auditors;

           22. oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company's annual proxy statement, stating whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC;

           23. discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies;

           24. conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

           25. review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

           26. report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditor or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

                                      PROXY

                          UNITED INDUSTRIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS -JUNE 10, 2004

The undersigned hereby appoints Warren G. Lichtenstein and Frederick M. Strader or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

This proxy, when properly executed, will be voted in the manner directed herein. With respect to the election of directors (Proposal 8), where no vote is specified, or where the box for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxies named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. If you withhold your vote for an individual nominee, all of your cumulative votes will be voted for the other nominee. With respect to Proposals 1, 2, 3, 4, 5, 6, 7 and 9, where no vote is specified, this proxy will be voted for each such proposal. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting, if no instruction to the contrary is indicated.

                           (To be signed on the Reverse Side.)

                                                           SEE REVERSE SIDE

      Please mark your
[X]   votes as in this
      example.

                                                                             FOR                 AGAINST               ABSTAIN

1.     To consider and act upon a proposal to amend the Company's            [ ]                   [ ]                   [ ]
       Restated Certificate of Incorporation (the "Charter") to
       declassify the Board of Directors so that all directors are elected annually.

2.     To consider and act upon a proposal to amend the Company's            [ ]                   [ ]                   [ ]
       Bylaws to allow the Board of Directors to fix the number of directors by resolution.

3.     To consider and act upon a proposal to amend the Charter to           [ ]                   [ ]                   [ ]
       eliminate Article Twelfth thereof relating to certain
       transactions with certain related persons.

4.     To consider and act upon a proposal to amend the Charter to           [ ]                   [ ]                   [ ]
       change the name of the Company to AAI Corporation.

5.     To consider and act upon a proposal to amend the Charter to           [ ]                   [ ]                   [ ]
       create an authorized class of 1,000,000 shares of preferred stock.
6.     To consider and act upon a proposal to amend the Charter to           [ ]                   [ ]                   [ ]
       eliminate cumulative voting in the election of directors.

7.     To consider and act upon a proposal to adopt the Company's            [ ]                   [ ]                   [ ]
       2004 Stock Option Plan.

8.     To elect two directors                                                              FOR             WITHHELD

                    NOMINEES:     Warren G. Lichtenstein                                   [ ]                [ ]
                                  and
                                  General Richard I. Neal                                  [ ]                [ ]
                                   (Retired)

       FOR, except vote WITHHELD from the following nominee(s):

       -------------------------------------------------------------
                                                                             FOR                 AGAINST               ABSTAIN

9.     To consider and act upon a proposal to ratify the                     [ ]                   [ ]                   [ ]
       appointment of KPMG LLP as independent auditors of the
       Company for 2004.

10.    In their discretion, to act upon such other matters as may            [ ]                   [ ]                   [ ]
       properly come before the meeting or any adjournment thereof.


NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer.

Date: _________________________________________, 2004

SIGNATURE(S) (if held jointly)________________________________________________

______________________________________________________________________________